Exhibit 10.1
COOPERATION AGREEMENT
This Cooperation Agreement (this “Agreement”), dated as of February 8, 2026, is by and among the entities and individuals set forth on the signature pages hereto (together with their respective affiliates, the “Engine Group”) and Fox Factory Holding Corp., a Delaware corporation (the “Company”).
In consideration of and reliance upon the mutual covenants and agreements contained herein, the parties agree as follows:
1.Definitions. The terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.
(a)“Additional Independent Director” has the meaning specified in Section 2(b) (and includes any such director that replaces the Additional Independent Director pursuant to Section 2(j)).
(b)“Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that the members of the Engine Group and their Affiliates and Associates, on the one hand, and the Company and its Affiliates and Associates, on the other hand, shall not be deemed to be “Affiliates” or “Associates,” as applicable, of one another.
(c)“Bazaar” has the meaning specified in Section 2(a) (and includes any such director that replaces Bazaar pursuant to Section 2(j)).
(d)“Board” means the board of directors of the Company.
(e)“Bylaws” means the Second Amended and Restated Bylaws of the Company.
(f)“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company.
(g)“Common Stock” means the Company’s common shares, $0.001 par value per share.
(h)“Consultant” has the meaning specified in Section 2(c).
(i)“Engine Group” has the meaning specified in the preamble and includes, but is not limited to, any funds and accounts with respect to which:
(i)one or more members of the Engine Group are the only general partners or managing members or act as the only investment managers and
(ii)voting power or investment power (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) are not delegated to or shared with any person or entity other than a member of the Engine Group or any of its controlled Affiliates.

(j)“Engine Group Minimum Ownership Requirement” means a net long position of at least 1.5% of the then outstanding Common Stock.
(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)“Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other corporate transaction with a third party that, in each case, results in a change in control of the Company or the sale, lease or exchange of all or substantially all of its property and assets.
(m)“Form 8-K” has the meaning specified in Section 5.
(n)“Investor Affiliate” has the meaning specified in Section 3(a).
(o)“net long position” means shares of Common Stock beneficially owned, directly or indirectly, that constitute a person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis; provided, that “net long position” shall not include any shares as to which the person does not have the right to vote or direct the vote and shall be appropriately reduced to the extent the person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.
(p)“New Directors” has the meaning specified in Section 2(b).
(q)“Nomination Deadline” means the date on which notices must be delivered to the Company pursuant to the Bylaws with respect to the nomination of candidates for election to the Board at a meeting of the Company’s stockholders.
(r)“Policies” means the Company policies and guidelines applicable generally to directors serving on the Board in their individual capacity, including those with respect to conflicts of interest, related party transactions, fiduciary duties, codes of conduct and ethics, trading and disclosure policies (including the Company’s insider trading policy), director resignation policy, stock ownership guidelines, confidentiality obligations and other applicable corporate governance guidelines and policies of the Company, in each case as may be altered, amended, modified, supplemented, updated, rescinded, revoked or otherwise changed from time to time.
(s)“Press Release” has the meaning specified in Section 5.
(t)“SEC” means the U.S. Securities Exchange Commission.
(u)“Termination Date” means such date that is the earlier of
(i)30 days prior to the Nomination Deadline for the 2027 Meeting and
(ii)120 days prior to the first anniversary of the 2026 Meeting;
provided, however, that if the Company notifies the Engine Group in writing at least 20 days prior to the Termination Date that the Board irrevocably offers, subject to the Engine Group’s acceptance of such offer and provided that Bazaar continues to meet all director independence and other standards of any applicable stock exchange (including Nasdaq), the Exchange Act, and the SEC to serve as a director of the Company, to re-nominate Bazaar for election at the 2027 Meeting and the Engine Group accepts such offer within 15 days of receipt of such notice, the

Termination Date shall be automatically extended until the date that is the earlier of (A) 30 days prior to the Nomination Deadline for the 2028 Meeting and (B) 120 days prior to the first anniversary of the 2027 Meeting. For the avoidance of doubt, if the Engine Group does not accept the Company’s offer to irrevocably re-nominate Bazaar or does not notify the Company within 15 day period as provided in clause (B) hereof, such offer will cease to remain irrevocable and there shall be no obligation to re-nominate Bazaar.
(v)“Transformation Committee” has the meaning specified in Section 2(c).
(w)“Voting Securities” means, collectively, shares of Common Stock (the “Common Stock”) or any other securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for, Common Stock or such other securities.
(x)“2026 Meeting” means the Company’s 2026 Annual Meeting of Stockholders.
(y)“2027 Meeting” means the Company’s 2027 Annual Meeting of Stockholders.
(z)“2028 Meeting” means the Company’s 2028 Annual Meeting of Stockholders.
(aa)“2029 Meeting” means the Company’s 2029 Annual Meeting of Stockholders.
2.Board Matters.
(a)The Company agrees that as promptly as practicable following the execution and delivery of this Agreement, but in any event no later than ten (10) business days from the date hereof, the Board and all applicable committees of the Board will (i) take all necessary action (including increasing the size of the Board by one directorship) to appoint Mr. Alan L. Bazaar (“Bazaar”) to the Board as a Class II director, with an initial term expiring at the 2027 Meeting and (ii) promptly appoint Bazaar to each of the Compensation Committee, Nominating and Corporate Governance Committee, and the Transformation Committee of the Board, upon which committees Bazaar shall be entitled to serve until the 2027 Meeting, or such earlier date on which Bazaar ceases to serve on the Board.
(b)As promptly as practicable following the execution and delivery of this Agreement, and with sufficient time for the Company to list the Additional Independent Director in the Company’s proxy statement and proxy card for the 2026 Meeting, the Board and all applicable committees of the Board will (i) take all necessary action (including increasing the size of the Board by one directorship) to appoint an independent director with executive-level operations experience in manufacturing, as identified by the Engine Group and subject to the approval of the Board (the “Additional Independent Director” and, together with Bazaar, the “New Directors”), to the Board as a Class I director, with an initial term expiring at the 2026 Meeting, and (ii) promptly appoint the Additional Independent Director to the Audit Committee and the Transformation Committee of the Board, upon which committees the Additional Independent Director shall be entitled to serve until the 2029 Meeting, or such earlier date on which the Additional Independent Director ceases to serve on the Board.

(c)The Company agrees that, as promptly as practicable following the execution and delivery of this Agreement, but in any event no later than ten (10) business days from the date hereof, the Board and all applicable committees of the Board will take all necessary action to form an advisory committee of the Board, to be named the Transformation Committee (the “Transformation Committee”). The Transformation Committee will be an advisory committee responsible for overseeing management’s efforts with respect to profitability, cost-cutting and margin improvement. Upon formation of the Transformation Committee, the Company shall cause management to retain, as promptly as practicable, a nationally recognized consulting firm to assist management in evaluating and implementing initiatives to reduce the cost structure of the Company’s business and improve margins (the “Consultant”). The Transformation Committee shall meet at least once a month with the Company’s management team and the Consultant. In accordance with Delaware law and the Bylaws, the Board will cause the Transformation Committee to be composed of four members: Bazaar, the Additional Independent Director (once appointed to the Board) and two other members of the Board serving on the Board prior to the execution of this Agreement, who will initially be Jean H. Hlay and Sidney Johnson, with Sidney Johnson to serve as Chair of the Transformation Committee.
(d)For the avoidance of doubt, the size and composition of the Committees of the Board shall be determined by the Board in its sole discretion, subject only to the inclusion of the New Directors on such committees as set forth in Sections 2(a)-(c) above. Additionally, the Company agrees that the New Directors shall be given the same due consideration for membership to each committee of the Board as any other independent director. Furthermore, the Company shall appoint Bazaar to any new committee of the Board created until the Termination Date.
(e)The Board and all applicable committees of the Board shall take all necessary actions to nominate or appoint the Additional Independent Director as a director for election to the Board at the 2026 Meeting for a term expiring at the 2029 Meeting. The Company shall list the Additional Independent Director in the Company’s proxy statement and the proxy card prepared, filed and delivered in connection with the 2026 Meeting. The Company shall recommend, support and solicit proxies for the election of the Additional Independent Director at the 2026 Meeting in the same manner as it recommends, supports, and solicits proxies for the election of the Company’s other director nominees. From the conclusion of the 2026 Meeting until the Termination Date, the Board’s size shall be no greater than 7 members without the Engine Group’s written consent (such consent not to be unreasonably withheld, conditioned or delayed).
(f)The Company agrees that Dudley W. Mendenhall will not stand for re-election at the 2026 Meeting and Ted D. Waitman will resign from the Board effective no later than the 2026 Meeting.
(g)The Company shall provide each of the New Directors the same director benefits for service as a member of the Board as other non-employee directors, including, but not limited to (i) compensation for such director’s service as a director and reimbursement for such director’s out-of-pocket expenses on the same basis as all other non-employee directors of the Company, (ii) equity-based compensation grants and other benefits if, to the extent, and on the same basis as all other non-employee directors of the Company and (iii) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company, as such rights may exist from time to time.
(h)Each member of the Engine Group shall comply, and shall cause each of its controlled Affiliates and Associates to comply with the terms of this Agreement, and shall be responsible for any breach of this Agreement by any Affiliate or Associate.

(i)To the extent not previously provided, prior to their appointments to the Board, each of the New Directors shall have submitted to the Company a fully completed copy of the Company’s directors’ questionnaire and other reasonable and customary director on-boarding documentation that the Company requires in connection with the appointment or election of a new director.
(j)If either of the New Directors ceases to be a director of the Board before the Termination Date and at such time the Engine Group satisfies the Engine Group Minimum Ownership Requirement, then the Engine Group, subject to certifying to the Company in writing its compliance with the Engine Group Minimum Ownership Requirement, shall be entitled to designate another individual who
(i)is reasonably acceptable to the Board (such acceptance not to be unreasonably withheld, conditioned or delayed),
(ii)satisfies customary director nomination and onboarding procedures that are consistent with the Board’s past practice with all directors sitting on the Board, and
(iii)meets all director independence and other standards of any applicable stock exchange (including Nasdaq), the Exchange Act, and the SEC to serve as a director of the Company, in which case the Board will appoint the individual as a director of the Company (and as a member of each committee of which the replacement director’s predecessor was a member immediately prior to the conclusion of the predecessor’s membership on the Board to serve for the remainder of the term of the predecessor director; provided that the replacement director is qualified to serve on such committee); provided, however, notwithstanding anything to the contrary contained in this Agreement, a replacement director will not be a director, officer, employee or Affiliate or Associate of the Engine Group.
3.Proxy Contests and Other Matters. From the date hereof until the Termination Date:
(a)None of the members of the Engine Group or any controlled Affiliate or controlled Associate of any member of the Engine Group (such controlled Associates and controlled Affiliates, collectively and individually, the “Investor Affiliates”) shall:
(i)solicit proxies or written consents of shareholders with respect to, or from the holders of, Voting Securities, or make, or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any solicitation (within the meaning of Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of any proxy, consent or other authority to vote any Voting Securities with respect to any matter, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, support or encourage, or seek to advise, assist or influence any person or entity in, any solicitation with respect to the Company not approved and recommended by the Board, including relating to the removal or the election of directors, other than solicitations or acting as a participant in support of all of the Company’s nominees;
(ii)form, join or in any other way participate in any “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities, or otherwise support, encourage or participate in any effort by a third party with respect to the matters set forth in Section 3(a)(i), or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement, other than, in each case, solely with other members of the Engine Group or other Investor Affiliates with respect to the Voting Securities now or hereafter owned by them or pursuant to this Agreement (so long as any such Investor Affiliate has previously agreed with the Company in writing to be bound by the terms of this Agreement as a member of the Engine Group);
(iii)seek to call, or request the call of, or to requisition, a special meeting of the shareholders or holders of any other Voting Securities of the Company;
(iv)make a request for a list of the holders of any of the Voting Securities;
(v)seek election to the Board, seek to place a representative on the Board or seek the removal of any director from the Board (in each case other than the election or removal of a New Director in his or her capacity as a director), including directly or indirectly, the nomination or the recommendation for nomination of any person for election at any annual or special meeting of the Company’s shareholders;
(vi)otherwise acting alone or in concert with others, seek to alter, amend, change, waive or repeal any provision of, or adopt new provisions of, the Charter or Bylaws;
(vii)separately or knowingly in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposing to act as broker or agent for compensation, solicit, effect or seek to effect, offer or propose (whether publicly or otherwise, directly or indirectly) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or, except as expressly permitted by Section 5, make any statement with respect to an Extraordinary Transaction;
(viii)tender or exchange any Voting Securities into any takeover bid, tender offer, or exchange offer; provided, that nothing in this Section 3(a)(viii) shall prevent the Engine Group or any Investor Affiliate from tendering or exchanging Voting Securities in, any Extraordinary Transaction that has been (and continues to be at the time of such tender or exchange) approved or recommended by the Board;
(ix)except as expressly permitted by Section 5, make or issue, or cause to be made or issued, any disclosure (whether written, verbal, public or private), statement or announcement (including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure through social media or to any journalist, member of the media or securities analyst) in support of any action described in Sections 3(a)(i)-(viii);
(x)except as expressly permitted by Section 5, publicly make any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on or would require any waiver, amendment, nullification or invalidation of any provision of this Agreement or take any action that requires the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

(xi)publicly request that the Company or any of its representatives release any member of the Engine Group from, amend or waive any provision of this Agreement, that would reasonably be expected to result in any public announcement or disclosure by the Company or the Engine Group;
(xii)acquire, agree to acquire or make any proposal or offer to acquire, or announce any intention to acquire, directly or indirectly, beneficially or otherwise, any Voting Securities or any property, asset or business of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board or a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by the members of the Engine Group and any Investor Affiliates on the date of this Agreement) if, immediately after such acquisition, the members of the Engine Group and any Investor Affiliates, collectively, would, in the aggregate, beneficially own more than 9.9% of the outstanding shares of any class of Voting Securities (provided, that any Voting Securities beneficially owned by the Engine Group or any Investor Affiliates that are convertible into, or exercisable or exchangeable for, Common Stock or any other class of securities of the Company entitled to vote in the election of directors of the Company shall be treated on an as-converted basis). For purposes of this Section 3(a)(xii),
(A)any Voting Securities that are the subject of any derivative, swap or hedging transaction or agreement or similar arrangement that has the effect of increasing the voting power or economic interest of any member of the Engine Group or any Investor Affiliate in any Voting Securities shall be deemed beneficially owned by the members of the Engine Group or the applicable Investor Affiliate and
(B)any derivative, swap or hedging transaction or agreement or similar arrangement that has the effect of decreasing the voting power or economic interest of any member of the Engine Group or any Investor Affiliate in any Voting Securities shall not be given effect, so that the Voting Securities that are the subject of such derivative, swap or hedging transaction or agreement or similar arrangement shall be deemed beneficially owned by the members of the Engine Group or the applicable Investor Affiliate;
(xiii)institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates (whether pursuant to the laws of Delaware or otherwise) other than (in the case of non-“books and records” litigation) as may be necessary to enforce the terms of this Agreement;
(xiv)sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party if the Engine Group or any Investor Affiliate knows, after reasonable inquiry, that such third party has, or will as a result of the transaction have, beneficial ownership of more than 4.9% of the outstanding Common Stock;
(xv)directly or indirectly, initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any annual or special meeting of the Company’s shareholders, or publicly or privately encourage or support any other shareholder, person or entity to take any of the actions described herein; or

(xvi)enter into any discussions, negotiations, agreements or undertakings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.
Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3 shall not prevent the members of the Engine Group from (1) making any factual statement or public disclosure as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought, (2) making any confidential communication to the Company or its directors and officers that would not be reasonably expected to trigger public disclosure obligations for either party, or (3) tendering shares of Common Stock, receiving payment for shares of Common Stock or otherwise participating in any transaction on the same basis as the other shareholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. Furthermore, for the avoidance of doubt, nothing in this Section 3 shall be deemed to limit the exercise in good faith by the New Directors of their fiduciary duties in their capacity as a director of the Company.
(b)Each member of the Engine Group shall cause all Voting Securities beneficially owned, directly or indirectly, by it, or by any Investor Affiliate, as of the record date for any meeting of the Company’s shareholders, to be present for quorum purposes and to be voted, at any meeting of the Company’s shareholders or at any adjournments or postponements thereof,
(i)in favor of each director nominated and recommended by the Board for election at any such meeting;
(ii)against any shareholder nominations for director which are not approved and recommended by the Board for election at any such meeting; and
(iii)as recommended by the Board with respect to any other proposal; provided, however, that (A) in the event Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC make a recommendation that differs from the recommendation of the Board with respect to any such proposal (other than the election, removal and/or replacement of directors), each member of the Engine Group or any Investor Affiliates are permitted to vote in accordance with such different recommendation and (B) in the event such proposal relates to an Extraordinary Transaction, each member of the Engine Group or any Investor Affiliates are permitted to vote freely.
4.Non-Disparagement. Prior to the Termination Date, the Company and each member of the Engine Group shall each refrain from making, and shall instruct their respective representatives not to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media (including social media), analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, attempts to discredit, criticizes, calls into disrepute, defames, slanders, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the members of the Engine Group or their respective representatives, the Company, or any of its representatives, or the Company’s corporate strategy, corporate activities, practices, corporate officers, directors, employees, procedures, business, business operations, products or services and (b) in the case of statements or announcements by the Company or its representatives, the members of the Engine Group or any of their respective representatives. The restrictions in this Section 4 shall not (i) apply to (A) any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent legally required, or (B) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; (ii) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder; or (iii) apply to efforts to enforce either party’s rights pursuant to this Agreement in accordance with this Agreement. The limitations set forth in this Section 4 shall not prevent any party from responding to any public statement made by the other party of the nature described in this Section 4 if such statement by the other party was made in breach of this Agreement.
5.Public Announcement and SEC Filing.
The Company and the Engine Group shall announce the entry into this Agreement and the material terms hereof by means of a press release in the form attached as Exhibit A (the “Press Release”) as soon as practicable on or after the date of this Agreement. Promptly following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K, setting forth a brief description of this Agreement and appending this Agreement as an exhibit thereto (the “Form 8-K”). The Company shall provide the Engine Group with a reasonable opportunity to review and comment on such Form 8-K prior to the filing with the SEC and consider in good faith any comments of the Engine Group. Except as otherwise expressly set forth herein, none of the Engine Group or any Investor Affiliates shall:
(a)issue a press release in connection with this Agreement or the actions contemplated hereby,
(b)otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby or
(c)make any public statements (including in any filing with the SEC, any regulatory or governmental agency or any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.
6.Representations and Warranties.
(a)The Company hereby represents and warrants to the Engine Group the following:
(i)This Agreement and the performance by the Company of its obligations hereunder have been duly authorized, executed and delivered by it, and are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally.
(ii)The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement.

(iii)As of the date hereof, the Audit Committee, Compensation Committee, Executive Committee, and Nominating and Corporate Governance Committee are the only committees of the Board, whether standing, ad hoc or otherwise.
(b)Each member of the Engine Group hereby represents and warrants to the Company the following:
(i)This Agreement and the performance by such person of its obligations hereunder have been duly authorized, executed and delivered by it, and are valid and binding obligations of such person, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally.
(ii)Such person is, if not a natural person, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority, and, if a natural person, is competent and has the legal capacity, to execute and deliver this Agreement.
(iii)As of the date hereof, the Engine Group satisfies the Engine Group Minimum Ownership Requirement, has provided the Company with accurate and complete Voting Security ownership information with respect to the Engine Group prior to the date hereof, is the beneficial owner of an aggregate of 1,700,236 shares of Common Stock, and has no other economic interests in securities of the Company. For purposes of this Agreement, except as otherwise provided herein, the terms “beneficial owner,” “beneficial ownership” and terms of like import shall have the meanings set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.
(iv)As of the date of this Agreement, neither the Engine Group nor any Investor Affiliate is engaged in any discussions or negotiations or has any agreements or understandings with any third party whether or not legally enforceable, concerning the acquisition of beneficial ownership of or any other economic interest in any Common Stock or other Voting Securities.
(v)Engine Group has informed the Company of all agreements and other instruments entered into on or prior to the date hereof between or among any member of the Engine Group or any Affiliate or Associate thereof, on the one hand, and any other investor, on the other hand, which relate to the Company.
7.Termination.
This Agreement shall terminate on the Termination Date. No termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.
8.Expenses. Promptly following the execution of this Agreement, the Company shall reimburse the Engine Group for not more than $350,000 of its reasonably incurred and documented out-of-pocket fees and expenses (including reasonable legal fees) incurred in connection with its investment in the Company, the negotiation and execution of this Agreement and any SEC filings arising from this Agreement.
9.Miscellaneous.
(a)Policies. The Engine Group acknowledges that the New Directors have received or will receive copies of the Policies in effect on the date hereof and the Engine Group shall cause the New Directors to provide to the Company such certifications or acknowledgments in respect of the New Directors’ compliance with the Policies as the Company may from time to time require from each of the other directors serving on the Board.
(b)Remedies; Submission to Jurisdiction. Each party hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to specific relief hereunder, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, without the requirement to post any bond or deposit, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate. Each of the parties irrevocably:
(i)consents to submit itself to the personal jurisdiction of the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware) if any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(ii)agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii)agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware), waives any argument that such courts are an inconvenient or improper forum and waives the right to trial by jury,
(iv)agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms hereof by way of equitable relief and
(v)consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.
THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE. Nothing in this Section 9(b) shall prevent any of the parties from enforcing their respective rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.
(c)Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof or thereof. Any previous agreements among the parties relating to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof (including this Section 9(c)) may be amended, changed or waived except by a written instrument signed by the party against whom enforcement of any such amendment, change or waiver is sought, which shall be effective only to the extent specifically set forth in such written instrument.
(d)Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing (including electronic format) and shall be deemed validly given, made or served, if (i) given by email, when such email is transmitted to the email address set forth below and the appropriate confirmation is received or (ii) if given by any other means, when actually received during normal business hours at the address set forth below:
If to the Engine Group, to:

Engine Capital, L.P.
1345 Avenue of the Americas, 2nd Floor
New York, NY 10105
Attention:     Arnaud Ajdler
Email:    aajdler@enginecap.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention:     Andrew M. Freedman
Email:    AFreedman@olshanlaw.com

If to the Company, to:

Fox Factory Holding Corp.
2055 Sugarloaf Circle, Suite 300
Duluth, GA 30097
Attention:     Toby Merchant
Email:    tmerchant@ridefox.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street

New York, NY 10019
Attention:     Igor Kirman
    Elina Tetelbaum
Email:    IKirman@wlrk.com
    ETetelbaum@wlrk.com
(e)Severability. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
(f)Counterparts. This Agreement may be executed in two or more counterparts, and by .pdf or other electronic means, which together shall constitute a single agreement.
(g)No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and is not enforceable by any other person.
(h)Interpretation and Construction. Each of the parties acknowledges that it has been represented by internal or external counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events relating to drafting or preparation. Unless the context expressly requires the contrary, references in this Agreement to:
(i)the singular include the plural, and the plural includes the singular;
(ii)the masculine, feminine, or neutral gender, shall include all other genders;
(iii)“includes” or “including” means “includes, without limitation” or “including, without limitation”;
(iv)“persons” include natural persons and entities (including corporations (profit and non-profit), general or limited partnerships, joint ventures, trusts, estates, limited and unlimited liability companies, organizations or other entities of any kind or nature);
(v)“Sections,” “Exhibits,” or “Schedules” mean the sections, exhibits or schedules to this Agreement; and
(vi)the “parties” mean the parties to this Agreement.
(i)Successors; No Assignments. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors of the parties hereto. This Agreement shall not be assignable by any of the parties.

(j)Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed, by its duly authorized representative as of the date first above written.
COMPANY:
FOX FACTORY HOLDING CORP.

By:    /s/ Michael C. Dennison
Name:    Michael C. Dennison
Title:    Chief Executive Officer
ENGINE GROUP:
ENGINE CAPITAL, L.P.
By:     Engine Investments, LLC, its General Partner

By:    /s/ Arnaud Ajdler
Name:    Arnaud Ajdler
Title:    Managing Member
ENGINE JET CAPITAL, L.P.
By:     Engine Investments, LLC, its General Partner

By:    /s/ Arnaud Ajdler
Name:    Arnaud Ajdler
Title:    Managing Member
ENGINE LIFT CAPITAL, LP
By:     Engine Investments II, LLC, its General Partner

By:    /s/ Arnaud Ajdler
Name:    Arnaud Ajdler
Title:    Managing Member

[Signature Page to Cooperation Agreement]

ENGINE CAPITAL MANAGEMENT, LP
By:    Engine Capital Management GP, LLC, its General Partner

By:    /s/ Arnaud Ajdler
Name:    Arnaud Ajdler
Title:    Managing Member
ENGINE CAPITAL MANAGEMENT GP, LLC
By:    /s/ Arnaud Ajdler
Name:    Arnaud Ajdler
Title:    Managing Member
ENGINE INVESTMENTS, LLC
By:    /s/ Arnaud Ajdler
Name:    Arnaud Ajdler
Title:    Managing Member
ENGINE INVESTMENTS II, LLC
By:    /s/ Arnaud Ajdler
Name:    Arnaud Ajdler
Title:    Managing Member

/s/ Arnaud Ajdler
ARNAUD AJDLER

[Signature Page to Cooperation Agreement]

EXHIBIT A

PRESS RELEASE